                        COMMERCIAL FEDERAL CORPORATION                Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARES:
--------------------------------------------------------------------------------

                                                          Three Months Ended               Six Months Ended
                                                              December 31,                    December 31,
                                                      ---------------------------     ----------------------------
                                                          1996         1995             1996              1995
------------------------------------------------------------------------------------------------------------------

Income before extraordinary items...................  $ 15,490,003   $ 11,863,631     $ 11,440,076   $  23,108,108
Extraordinary items, net of tax benefit.............      (583,312)            --         (583,312)             --
                                                      ------------   ------------     ------------   -------------
Net income..........................................  $ 14,906,691   $ 11,863,631     $ 10,856,764   $  23,108,108
                                                      ============   ============     ============   =============

------------------------------------------------------------------------------------------------------------------

PRIMARY:
--------

Weighted average common shares outstanding..........    21,469,003     21,471,588       21,645,139      21,452,893
Add shares applicable to stock options
     using average market price.....................       328,928        336,684          310,741         349,671
                                                      ------------   ------------     ------------   -------------
Total average common and common equivalent
  shares outstanding................................    21,797,931     21,808,272       21,955,880      21,802,564
                                                      ============   ============     ============   =============

Income before extraordinary items...................  $        .71   $        .54     $        .52   $        1.06
Extraordinary items, net of tax benefit.............          (.03)            --             (.03)             --
                                                      ------------   ------------     ------------   -------------
Net income per common and common equivalent share...  $        .68   $        .54     $        .49   $        1.06
                                                      ============   ============     ============   =============

------------------------------------------------------------------------------------------------------------------

FULLY DILUTED (1):
------------------
Weighted average common shares outstanding..........    21,469,003     21,471,588       21,645,139      21,452,893
Add shares applicable to stock options
  using the period-end market price
  if higher than average market price
  and other dilutive factors........................       344,686        346,317          332,508         362,719
                                                      ------------   ------------     ------------   -------------
Total average common and common equivalent
  shares outstanding assuming full dilution.........    21,813,689     21,817,905       21,977,647      21,815,612
                                                      ============   ============     ============   =============

Income before extraordinary items...................  $        .71   $        .54     $        .52   $        1.06
Extraordinary items, net of tax benefit.............          (.03)            --             (.03)             --
                                                      ------------   ------------     ------------   -------------
Net income per common share assuming full dilution..  $        .68   $        .54     $        .49   $        1.06
                                                      ============   ============     ============   =============
-------------------------------------------------------------------------------------------------------------------

All per share data restated to reflect the three-for-two stock split effective January 14, 1997.

(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3.0%.


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